AMERICAN HOME PRODUCTS CORPORATION

                  RESTRICTED STOCK PERFORMANCE AWARD AGREEMENT

                      UNDER THE [1999] STOCK INCENTIVE PLAN

                                    DATE:

                                    NUMBER OF SHARES SUBJECT

                                    TO TARGET AWARD:

Name
Address
City/State/Zip


         Under the terms and conditions of this Agreement and of the Company's [1999] Stock Incentive Plan (the "Plan"), a copy of which has been delivered to you and is made a part hereof, the Company hereby awards to you restricted stock units (the "Units") representing shares of the Company's Common Stock (the "Common Stock") subject to the restrictions set forth in this Agreement in the amount set forth above (the "Target Award"). Upon the satisfaction by the Company of certain performance criteria as described in Paragraph 3 of this Agreement, the Units will be converted into shares of the Company's Common Stock subject to certain restrictions (the "Restricted Stock") or Common Stock, in each case, on the terms and conditions set forth herein. Except as provided herein, the terms used in this Agreement shall have the same meanings as in the Plan.

   1. Rights as Stockholders. Prior to the satisfaction of the performance criteria, no shares of the Company's Common Stock represented by the Units will be earmarked for you or your account nor shall you have any of the rights of a stockholder with respect to such shares. Upon issuance of the shares of Restricted Stock as of a Conversion Date (as defined herein) or Common Stock as of a Determination Date (as defined herein), as the case may be, you will be the owner of record of such shares and shall receive either (through book-entry form) a credit to an account maintained on your behalf or a stock certificate representing such shares of Common Stock and you shall be entitled to all of the rights of a stockholder of the Company, including the right to vote and the right to receive dividends, subject, in each case, to the provisions of Paragraph 4 and, in the case of Restricted Stock, subject to the restrictions set forth in paragraph 2 and the legend described in paragraph 7. If you receive any additional shares by reason of being the holder of Restricted Stock under this Agreement, all additional shares shall be subject to the provisions of this Agreement and certificates (or book-entry accounts) evidencing ownership of the additional shares thereon shall bear the legend.

   2. Restricted Period. You may not sell, transfer, assign, pledge or otherwise encumber or dispose of any Units granted hereunder prior to their conversion to Restricted Stock or Common Stock. In addition, with respect to shares of Restricted Stock which have been converted upon satisfaction of the criteria set forth in Section 3(a) hereof, you may not sell, transfer, assign, pledge, or otherwise encumber or dispose of any such shares of Restricted Stock during the period (the "Restricted Period") from the date of this Agreement through the last Conversion Date.

   3. Conversion to Restricted Stock. (a) At meetings of the Committee to be held within 60 days after the end of each of the current year and the two immediately succeeding years or at such other time or times as the Committee in its discretion deems appropriate, the Committee shall compare the EPS (as defined below) for such year with the EPS Target (as defined below) for such year (the date on which each such determination is made being referred to herein as a "Conversion Date"). If, on the date of such meeting, the Committee determines that, with respect to the preceding year:

         (i) EPS is less than 90% of the EPS Target, then all rights with respect to one-third of the Target Award (the "Annual Target Amount") shall be subject to subparagraph 3(b) below;

         (ii) EPS is greater than or equal to 90% of the EPS Target and less than or equal to 95% of the EPS Target, then Units representing 75% of the Annual Target Amount shall be converted into Restricted Stock and all rights with respect to the remaining portion of such Annual Target Amount shall be subject to subparagraph 3(b) below;

         (iii) EPS is greater than 95% of the EPS Target and less than or equal to 105% of the EPS Target, then Units representing the entire Annual Target Amount shall be converted into Restricted Stock; and

         (iv) EPS is greater than 105% of the EPS Target, then Units representing the entire Annual Target Amount shall be converted into Restricted Stock and you shall be entitled to receive an additional grant of Restricted Stock representing 25% of the Annual Target Amount (a "Bonus Award"); such additional grant to be made by the Committee at such meeting.

   (b) In the event that, with respect to any one or more of the three years covered by subparagraph (a) above, all or a portion of the Annual Target Amount is not converted to Restricted Stock on the applicable Conversion Date pursuant to subparagraph 3(a)(i) or (ii) above, or the Bonus Award is not earned pursuant to subparagraph 3(a)(iv) above (each, an "Unearned Bonus Award"), the Units represented by such Annual Target Amount or portion thereof, if any, shall be eligible for subsequent conversion to shares of Common Stock as provided in this subparagraph and the Unearned Bonus Award shall also be eligible to be earned. At a meeting of the Committee to be held on a date within 60 days after the end of (i) 2001, with respect to the unconverted Annual Target Amount or portion thereof relating to 1999, if any (the "1999 Amount") and/or the corresponding Unearned Bonus Award, if any, (ii) 2002, with respect to the unconverted Annual Target Amount or portion thereof relating to 2000, if any (the "2000 Amount") and/or the corresponding Unearned Bonus Award, if any, and
(iii) 2003, with respect to the unconverted Annual Target Amount or portion thereof, if any (the "2001 Amount"), and/or the corresponding Unearned Bonus Award, if any, or in any such case on such other date as the Committee in its discretion deems appropriate (each, a "Determination Date") the Committee shall determine the Total Shareholder Return (as defined herein) of the Company and of each member of the Peer Group (as defined herein), and shall rank them comparatively, for the years (x) 1999 through 2001, with respect to the 1999 Amount (and the corresponding Unearned Bonus Award, if any), (y) 2000 through 2002, with respect to the 2000 Amount (and the corresponding Unearned Bonus Award, if any), and (z) 2001 through 2003, with respect to the 2001 Amount (and the corresponding Unearned Bonus Award, if any), and, in the event that the Company ranks within the highest three, then the 1999 Amount, the 2000 Amount or the 2001 Amount, as the case may be, shall be converted to Common Stock on the applicable Determination Date and/or you shall be entitled to receive the Unearned Bonus Award, if any, corresponding to such years, which award shall be granted by the Committee at such meeting, and if not, then such amounts shall be forfeited and all rights thereto shall be surrendered to the Company.

   (c) Notwithstanding anything to the contrary contained in this Agreement, Units shall be converted in whole numbers of shares only and, if necessary, (i) the Annual Target Amount shall be rounded up or down (A) to the nearest whole number for the first two years and (B) for the third year to equal, together with the Annual Target Amounts for the first two years, the Target Award; and (ii) the calculations based upon such amounts in subparagraphs 3(a)(ii) and 3(a)(iv) above shall be rounded up or down to the nearest whole number.

   (d)      As used in this Agreement, the term:

         (i) "EPS" for any year means the earnings or net income per share of common stock of the Company for such year, adjusted to exclude the effect of extraordinary or unusual items of income or expense, all as determined in good faith by the Committee acting in its sole discretion.

         (ii) "EPS Target" shall be $1.90 for 1999 and, for 2000 and 2001, shall be the amount established by the Committee at a meeting to be held no later than March 1 of each such year; provided, however, that if for any reason the Committee shall determine that the EPS Target is no longer a practicable or appropriate measure of financial performance, the Committee may take action to substitute another financial measure as it deems appropriate under the circumstances.

         (iii) "Peer Group" shall consist of those companies listed on Annex A attached hereto which Annex may be amended from time to time as a result of circumstances, e.g., merger, consolidations, etc., deemed by the Committee in its sole discretion to warrant such amendment.

         (iv) "Total Shareholder Return" for any company for any period shall mean the percentage change in the per share stock market price of such company's common stock (or equivalent security) during such period (assuming that each of such company's per share dividends are reinvested in such security at the closing market per share price as of the last trading day of the calendar quarter in which the ex-dividend date for such dividend occurs) which shall be calculated in good faith by the Committee acting in its sole discretion.

   4. Restricted Stock Trust. (a) Subject to Paragraph 4(b) below, you are eligible to make a one-time irrevocable election to cause the Company to contribute as of each Conversion Date and/or Determination Date (as applicable) the shares of Restricted Stock or Common Stock, issuable hereunder to the Restricted Stock Trust (as defined below) by completing the form set forth on Schedule A attached hereto wherein such shares of stock shall be held, subject to claims of the Company's creditors, until delivery to you under the terms of Paragraph 5 herein. Subject to Paragraph 4(b), below, if you do not make such election, such shares shall be delivered to you as provided in Paragraph 5(a)(i) of this Agreement.

   (b) Notwithstanding anything to the contrary contained in this Agreement, if you are, or, in the judgment of the Committee, are expected to be a Named Executive Officer with respect to any year in which a Conversion Date or a Determination Date occurs, then you will be deemed to have made the election under Paragraph 4(a) above to have the Restricted Stock or Common Stock into which Units shall be converted on such date and thereafter contributed to the Restricted Stock Trust.

   (c)      For purposes of this Agreement:

         (i) "Named Executive Officer" shall mean the Chief Executive Officer of the Company or any of the four highest compensated officers (other than the Chief Executive Officer of the Company) whose total compensation payable is required to be reported to shareholders under the Securities Exchange Act of 1934, as amended (the "1934 Act"); and

         (ii) "Restricted Stock Trust" means the trust fund established under the Restricted Stock Trust Agreement dated as of April 20, 1994 as amended (the "Trust Agreement") to accommodate the deferral of delivery of shares of Common Stock and/or Restricted Stock represented by Units (and any dividends paid thereon) as provided in Paragraph 5(a)(ii) of this Agreement, which trust fund is subject to the claims of the Company's general creditors under federal and state law in the event of insolvency of the Company as described in the Trust Agreement.

   5. Delivery of Shares of Common Stock. (a) Subject to Paragraphs 4 and
9 of this Agreement, as soon as practicable after the Restricted Period, all shares of Restricted Stock granted hereunder shall be cancelled and in replacement thereof, or, in the case of Units converted to Common Stock, on any Determination Date following the termination of the Restricted Period, you shall receive either (through book-entry form) a credit to an account maintained on your behalf or a certificate representing the Common Stock free of any restrictive legend other than as may be required by applicable state or federal securities law, with such Common Stock to be either (i) so delivered to you promptly or (ii) if you have made or are deemed to have made the election under Paragraph 4 above, contributed to the Restricted Stock Trust, in which case such shares shall be maintained in the Restricted Stock Trust and delivery shall be deferred in accordance with the election set forth on Schedule A attached hereto, or if either (1) no such election is made or (2) your employment with the Company is terminated prior to Retirement for any reason (including death), delivery shall be made on the first business day of the calendar year following your termination of employment or as otherwise provided in the Trust Agreement.

   (b) Notwithstanding any other provisions hereof, the number of shares of Common Stock which shall be delivered to you pursuant to Paragraph 5(a) either directly or from the Restricted Stock Trust shall be (i) the number of such shares which would have been delivered in the absence of this Paragraph 5(b) minus (ii) the number of whole shares of Common Stock necessary to satisfy the minimum federal, state and/or local income tax withholding obligations which are imposed on the Company by applicable law in respect of the delivery of such award as well as other withholding obligations (e.g., Social Security and Medicare) which may be due and payable under applicable law as of the lapse of the Restricted Period as defined in Paragraph 2, whether or not delivery of such shares is deferred under Paragraph 4 (and which may be satisfied by the reduction effected hereby in the number of deliverable shares), it being understood that the value of the shares referred to in clause (ii) above shall be determined, for the purposes of satisfying such withholding obligations, on the basis of the average of the high and low per share prices for the Common Stock as reported on the Consolidated Transaction Reporting System on the designated date of delivery, or on such other reasonable basis for determining fair market value as the Committee may from time to time adopt.

   6. Termination of Employment. (a) Subject to Section 7(f) of the Plan, in the event of your termination of employment during the Restricted Period for any reason other than death, Disability or Retirement, you shall forfeit all rights to all Units and Restricted Stock granted hereunder and you agree (i) to assign, transfer, and deliver the Restricted Stock and all rights to any unconverted Units to the Company and (ii) that you shall cease to be a shareholder of the Company with respect to such Restricted Stock, provided the Committee may provide for a partial or complete exception to this requirement as it deems equitable in its sole discretion.

   (b) In the event that your employment is terminated due to Disability or Retirement, or in the event of your death, vesting of all shares of Restricted Stock covered by the Target Award and any related Bonus Award and delivery of the shares of Common Stock of the Company represented thereby will be made to you or your designated beneficiary or your legal representative, legatee or such other person designated by an appropriate court as entitled to receive the same, as the case may be, on the terms and, subject to the conditions of this Agreement, including Paragraph 3 above.

   7.  Legend.  Each  book-entry  or  certificate   evidencing   ownership  of
Restricted Stock issued during the Restricted Period shall bear the following legend:

         "These shares have been issued or transferred subject to a Restricted Stock Performance Award and are subject to substantial restrictions, including a prohibition against transfer and a provision requiring transfer of these shares to the Company without payment in the event of termination of the employment of the registered owner under certain circumstances all as more particularly set forth in a Restricted Stock Performance Award Agreement dated May 20, 1999, a copy of which is on file with the Company."

   8. Miscellaneous. This Agreement may not be amended except in writing and neither the existence of the Plan and this Agreement nor the Target Award granted hereby shall create any right to continue to be employed by the Company or its subsidiaries and your employment will continue to be at will and terminable at will by the Company. In the event of a conflict between this Agreement and the Plan, the Plan shall govern.

   9. Compliance With Laws. (a) This Agreement shall be governed by the laws of the state of Delaware and any applicable laws of the United States. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be delivered any Restricted Stock or shares of Common Stock of the Company represented thereby pursuant to this Agreement unless and until the Company is advised by its counsel that the issuance of such shares either (through book-entry form) by a credit to an account maintained on your behalf or by delivery of certificates representing such shares is in compliance with all applicable laws and regulations of governmental authority. The Company shall in no event be obliged to register any securities pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended) or to take any other action in order to cause the issuance of such shares either (through book-entry form) by a credit to an account maintained on your behalf or by delivery of certificates representing such shares to comply with any such law or regulation.

   (b) If you are subject to Section 16 of the 1934 Act, transactions under the Plan and this Agreement are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the Plan, this Agreement or action by the Committee involving you is deemed not to comply with an applicable condition of Rule 16b-3, such provision or action shall be deemed null and void as to you, to the extent permitted by law and deemed advisable by the Committee. Moreover, in the event the Plan and/or this Agreement does not include a provision required by Rule 16b-3 to be stated therein, such provision (other than one relating to eligibility requirements or the price and amount of awards as applicable) shall be deemed automatically to be incorporated by reference into the Plan and/or this Agreement insofar as you are concerned, with such incorporation to be deemed effective as of the effective date of such Rule 16b-3 provision.

                                    AMERICAN HOME PRODUCTS CORPORATION


                                    By:_____________________
                                       Corporate Treasurer

Accepted and agreed to:

_____________________                           _____________________
Name (Please Print)                             Social Security Number


_____________________                           _____________________
Signature                                       Date of Birth

                                                                 SCHEDULE A

                                  ELECTION FORM

                    (To Be Completed in Conjunction with Your

                     Restricted Stock Performance Award Agreement)


I,        , hereby make an election to defer distribution of all shares of
Common Stock or Restricted Stock issuable to me pursuant to the Restricted Stock Performance Award Agreement (the "Agreement"), less those shares necessary to satisfy any applicable withholding obligation under Paragraph 5(b) of the Agreement and to cause the Company to contribute such shares to the Restricted Stock Trust (with any dividends thereon to be reinvested under the AHPC Master Investment Plan).

See Note Below

I,       , hereby make an election to receive a distribution of such number of shares in the Restricted Stock Trust under the Agreement to which I am entitled in substantially equal annual installments over a period not to exceed ten years as follows, commencing at the time indicated by my election as set forth below, subject to the provisions of the Agreement, including Paragraph 5 thereof (provided, however, that in the event of my death all remaining installments shall be accelerated and promptly distributed):

Circle the number of annual installments:

2      3      4      5      6      7      8      9      10

Indicate your election:

Commencing after: ___      Retirement (as defined in the Plan)
                  ___      Specific date to commence distribution
                           after my Retirement Date but in no event shall any annual installment be made after the tenth anniversary of my Normal Retirement Date (age 65).
                           Indicate specific date:  ____________________
                                    month/day/year

These elections shall be irrevocable upon execution of the Agreement.


_____________________
Signature of Executive


Dated:_____________________


Witnessed:_____________________


     NOTE: 1. If you are or are expected to be a Named Executive Officer with respect to any year in which a Conversion Date or Determination Date occurs, you will be deemed to have elected deferred distribution hereunder.

                             Beneficiary Designation

In the event of my death, I designate the following beneficiary(ies) to receive any shares of the Company's Common Stock to be distributed to me or which have been deferred on my behalf to the Restricted Stock Trust under this Agreement together with any dividends thereon.

Beneficiary(ies)




Contingent Beneficiary(ies)



_____________________
Signature of Executive

Dated:_____________________


Witnessed:_____________________

                                                          Annex A

                                   Peer Group

                          Bristol-Myers Squibb Company

                               Abbott Laboratories

                                Johnson & Johnson

                              Eli Lilly and Company

                                Merck & Co., Inc.

                                   Pfizer Inc.

                           Schering-Plough Corporation

                             Warner-Lambert Company